Exhibit 10.1(f)

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 2 TO LEASE (“Amendment”) made as of the 28th day of March, 2007, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation (“Landlord”) and SAUER-DANFOSS US COMPANY, a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Sauer-Sundstrand Company (“Sauer”) were the parties to a certain Lease Agreement dated September 17, 1997 (the “Original Lease”), for premises described therein (the “Premises”); and

WHEREAS, Tenant is the successor by merger to Sauer; and

WHEREAS, Landlord and Tenant entered into that certain Amendment No. 1 to Lease dated as of December 9, 2002 (the “First Amendment”; the Original Lease and the First Amendment are collectively, the “Lease”); and

WHEREAS, Landlord and Tenant wish further to amend the Lease to reflect certain additional agreements between them.

NOW, THEREFORE, in consideration of the Premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.              Defined Terms. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease.

2.              Extension of Term. The Term of the Lease is hereby extended for a period of eighty five (85) months commencing March 1, 2008 (the “Second Extension Commencement Date”) and ending on March 31, 2015 (such period the “Second Extension Term”).

3.              Base Rent. During the Second Extension Term, Tenant shall pay base rent for the Premises in the amount of:

(a)             for the period beginning on the Second Extension Commencement Date and ending on the last day of the twelfth calendar month of the Second Extension Term, $551,143.76 per annum ($45,928.63 per month);

(b)             for the period beginning on the first day of the thirteenth (13th) full calendar month of the Second Extension Term and ending on the last day of the twenty fourth (24th) full calendar month of the Second Extension Term, $562,240.44 per annum ($46,853.37 per month);

(c)             for the period beginning on the first day of the twenty fifth (25th ) full calendar month of the Second Extension Term and ending on the last day of the thirty sixth (36th) full calendar month of the Second Extension Term, $573,337.20 per annum ($47,778.10 per month);

(d)          for the period beginning on the first day of the thirty seventh (37th ) full calendar month of the Second Extension Term and ending on the last day of the forty eighth (48th) full calendar month of the Second Extension Term, $585,173.88 per annum ($48,764.49 per month);

(e)           for the period beginning on the first day of the forty ninth (49th) full calendar month of the Second Extension Term and ending on the last day of the sixtieth (60th) full calendar month of the Second Extension Term, $597,010.56 per annum ($49,750.88 per month);

(f)           for the period beginning on the first day of the sixty first (61st) full calendar month of the Second Extension Term and ending on the last day of the seventy second (72nd) full calendar month of the Second Extension Term, $608,847.12 per annum ($50,737.26 per month); and

(g)          for the period beginning on the first day of the seventy third (73rd) full calendar month of the Second Extension Term and ending on the last day of the eighty fifth (85th) full calendar month of the Second Extension Term, $620,683.80 per annum ($51,723.65), without deduction or setoff therefrom, payable at the time and in the manner set forth in the Original Lease for the payment of base rent. Notwithstanding the foregoing, the parties agree that, provided that Tenant is not then in default under the Lease, Tenant shall not be obligated to pay base rent for the months of March, April and May, 2008 (the amount of such base rent is herein the “Abated Rent”). Tenant’s right to the Abated Rent may, at Landlord’s option, be revoked by written notice to Tenant if, at any time Tenant defaults under this Lease, and such default is not cured within the time period allowed for the cure thereof under the Lease, if any. In such event, Tenant shall be required to repay the Abated Rent, within fifteen (15) days after Landlord’s written demand therefor, it being understood and agreed that any failure to repay as provided in this subparagraph shall constitute an additional default under Paragraph 18 of the Original Lease.

The parties agree that, Tenant elects to obtain the Increased Contribution pursuant to Paragraph 8(b) of the Work Letter attached to this Amendment as Exhibit A, and made a part hereof, during the Second Extension Term, the base rent shall be increased to amortize the Increased Contribution on a straight line basis over the Second Extension Term, together with interest on said Increased Contribution at the rate of eight and one half percent (8.5%) per annum. All other provisions of this Paragraph 3 shall apply during the Second Extension Term.

4.              Amendments.

(a)           The second paragraph of Paragraph 11.A of the Original Lease is hereby deleted and the following substituted therefor:

“If Landlord grants its consent to any sublease or assignment, Tenant shall pay Landlord, as Additional Rent, one hundred percent (100%) of any amounts payable to Tenant under the Lease, as assigned, or the sublease in excess of (i) the base rent and Operating Costs payable by Tenant under this Lease; and (ii) any marketing costs, legal fees and/or brokerage commissions incurred by Tenant in obtaining the assignment or sublease. Tenant shall also pay Landlord’s attorneys’ fees and costs for review and negotiation of any assignment and/or sublease documents whether or not the assignment or sublease is approved by Landlord. In addition, if Tenant has any options to extend or renew the Term, such options shall not be available to any subtenant or assignee, directly or indirectly. If Tenant assigns this Lease or sublets all or a portion of the Premises without first obtaining Landlord’s consent, as required by this Paragraph 11.A. said assignment or sublease shall be null and void and of no force or effect. Landlord’s consent to an assignment, sublease or other transfer of any interest of Tenant in this Lease or in the Premises shall not be deemed to be a consent to any subsequent assignment, transfer, use or occupation.”

(b)           Paragraph 30 of the Rider to Lease and Paragraph 4 of the First Amendment are hereby deleted.

5.             Additional Agreements.

(a) Right of Termination. Subject to the terms and conditions of this Paragraph 5(a), Tenant shall have the right to terminate the Lease effective as of February 29, 2012 (the “Termination Date”) by giving written notice thereof (the “Termination Notice”) to Landlord not later than May 31, 2011; provided however, it shall be a condition precedent to the exercise of such option that, within thirty (30) days after the date of the Termination Notice, Tenant delivers to Landlord a termination fee (the “Termination Fee”) in the amount of $420,995.83, it being understood and agreed that (i) to the extent Tenant has elected to take the Increased Contribution, said $420,995.83 will be increased to incorporate the unamortized Increased Contribution, together with interest thereon at the rate of eight and one-half percent (8.5%) per annum, which $420,995.83 together with the unamortized Increased Contribution and interest thereon as provided above shall then be the “Termination Fee”; and (ii) (A) if the Termination Fee is not paid by 5:00 p.m. on March 30, 2012; or (B) if the Termination Fee is paid by check and said check is stopped or does not clear, then, in either case, Tenant shall be deemed to have waived its right to terminate the Lease and the Lease shall continue through March 31, 2015, unless earlier terminated by Landlord

In addition to the foregoing, the following shall be conditions precedent to the exercise of the termination option granted by this Paragraph: (i) Tenant shall not be in default under any of the terms and conditions of the Lease as of the date of either of the Termination Date or the date of the Termination Notice; and (ii) in the Termination Notice, Tenant shall include a representation that the reason for termination of the Lease is Tenant’s requirement for premises in excess of 74,000 contiguous rentable square feet in which to conduct its business. If Tenant satisfies all of the foregoing conditions, base rent, Operating Costs and other expenses due and payable by Tenant under the Lease shall be paid through and apportioned as of the Termination Date, as applicable, and neither Landlord nor Tenant shall have any rights, estates, liabilities or obligations accruing under the Lease after the Termination Date, except such rights and obligations which, by the terms of the Lease, expressly survive the expiration or termination of the Lease. The right to terminate granted herein shall be personal to Tenant and shall not accrue to any assignee, sublessee or successor to the interest of Tenant under the Lease.

(b)         AS-IS. On the Second Extension Commencement Date, Tenant shall take the Premises in their then AS-IS, WHERE-IS AND WITH ALL FAULTS CONDITION, and any and alterations shall be made by Tenant in accordance with the Work Letter and otherwise in accordance with Paragraph 7 of the Original Lease.

(c)         Brokerage. The parties agree that, except for United Properties Brokerage, LLC, as to Landlord, and Equis Corporation, as to Tenant, neither party has been represented by any broker, agent or other person in connection with this transaction contemplated by this Amendment and each party agrees to defend, indemnify and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with either party with regard to the transaction contemplated by this Amendment.

(d)         Renewal of Lease. Landlord hereby grants to Tenant two (2) consecutive five-year options to renew the Lease as to the Premises, upon the terms and conditions of this subparagraph (d) if:

(i)              Tenant is not in default under the Lease, as the same may have been renewed beyond any time to cure at the time such option is exercised; and

(ii)             Tenant gives Landlord written notice of the exercise of the renewal of this Lease not earlier than April 1, 2014, and not later than June 30, 2014 Second Extension Term (the “First Renewal Notice of Exercise”) or, if the Lease has been previously renewed, not earlier than April 1, 2019 or June 30, 2019 months prior to the end of the Second Extension Term as previously renewed pursuant to this subparagraph (d) (the “Second Renewal Notice of Exercise”; the First Renewal Notice of Exercise and the Second Renewal Notice of Exercise may be referred to singly as a “Renewal Notice of Exercise” or collectively as the “Renewal Notices of Exercise”), time being of the essence. Tenant’s failure to notify Landlord of its intent to exercise either option to renew the Term granted herein on or before the dates specified in this subparagraph (ii) for such renewal shall be deemed a waiver of Tenant’s right to exercise its option to renew; it being understood and agreed that if Tenant fails timely to exercise said option as to the first renewal term, its right to exercise said option as to the second renewal term shall be deemed waived.

If Tenant elects to renew the Lease under this subparagraph (d), the following terms and conditions shall apply as to each renewal:

(i)              the renewal term in question shall commence upon the expiration of the Second Extension Term or the first renewal term described above, as the case may be, and continue thereafter for a period of five (5) years;

(ii)             Base Rent for the Premises for the extension term shall be Market Rent (as defined in subparagraph (e) below); and

(iii)            all of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in this Lease, it being understood that there shall be no rights of renewal or extension except as provided in this subparagraph (d), and, upon the exercise of the rights of renewal granted by this subparagraph (d) subject to the terms and conditions herein, this subparagraph (d) shall be of no further force or effect and Tenant shall have no right to further renew or extend the term of the Lease.

Within fifteen (15) days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the renewal(s) described in this subparagraph (d). The rights of Tenant under this subparagraph (d) shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease. Notwithstanding the foregoing, the renewal option contemplated by this subparagraph (d) shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of (i) the expiration or termination of this Lease, (ii) the termination of the Tenant’s right to possession of the Premises, or (iii) the failure of Tenant to timely or properly exercise the rights granted by this subparagraph (d). The right contemplated by this subparagraph (d) shall not be available to any assignee, sublessee, or successor to Tenant’s interests hereunder.

(e)           Market Rent. “Market Rent” means the amount of base rent, which may or may not include concessions, improvements and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space (including similar square footage) for premises in the project in which the Building is located. Within twenty (20) days after Tenant exercises any right to renew the term pursuant to subparagraph (d), Landlord shall give Tenant notice of Market Rent for the renewal term (the “Market Rent Notice”). If Tenant does not agree with Landlord’s determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord in writing within ten (10) days after Tenant’s receipt of the Market Rent Notice (“Tenant’s Notice”). Landlord and Tenant shall, for ten (10) days after Landlord’s receipt of Tenant’s Notice, negotiate in good faith to come to an agreement as to Market Rent for the renewal term in question. If Landlord and Tenant are unable to agree upon Market Rent within said ten day period, then, notwithstanding the provisions of subparagraph (d), Tenant shall have the right to rescind the applicable Renewal Notice of Exercise by written notice (the “Rescission Notice”) to Landlord given not later than twenty (20) days after the date of Tenant’s Notice, it being understood and agreed that if the Rescission Notice is not given within such time period, Tenant shall be deemed to have waived its right to rescind the applicable Renewal Notice of Exercise. In such case, to the extent that the applicable Renewal Notice of Exercise is effectively exercised, Landlord and Tenant shall execute and deliver an amendment to this Lease which amendment shall be executed and delivered within ten (10) days following the determination of the Market Rent. Tenant’s failure to give Tenant’s Notice within the time period provided above shall be deemed an acceptance of Landlord’s determination of Market Rent, and the Term shall be deemed renewed pursuant to the applicable Renewal Notice of Exercise and the Market Rent Notice.

6.            Reference to and Effect on the Lease.

(a)            Upon the effectiveness of this Amendment, each reference in the Lease to “this Lease”, “hereunder”, “hereof”, “herein” or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby.

(b)            Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed.

(c)            Wherever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.

7.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

8.            Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.            Counterparts. This Amendment may be executed in counterparts, all of which, when taken together, shall constitute one and the same original.

10.          Time of Essence. Time shall be of the essence as to each and every term and provision of this Amendment and the Lease.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ST. PAUL PROPERTIES, INC.			SAUER-DANFOSS US COMPANY

By:	[ILLEGIBLE]		By:	/s/ Karl Schmidt
	Its:	V.P.		Its:	EVP & CFO

EXHIBIT A

WORK LETTER
[Tenant Performs Work]

This Work Letter (“Work Letter”) is dated March 21, 2007, and is a part of that certain Amendment No. 2 to Lease dated of even date herewith amending that certain lease (the “Original Lease”) dated September 17, 1997, between ST. PAUL PROPERTIES, INC., a Delaware corporation, as landlord (“Landlord”) and Sauer-Sundstrand Company, as tenant, as Sauer-Sundstrand Company’s interest has been assigned to SAUER DANFOSS US COMPANY, a Delaware corporation (“Tenant”) and as the Original Lease has been amended (the “Original Lease, as amended is hereinafter the “Lease”), relating to certain demised premises (“Premises”) with a street address at 3500 Annapolis Lane North, Plymouth, Minnesota (the “Building”), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

1.             Work. Tenant, at its sole cost and expense, shall perform, or cause to be performed, the work (the “Work”) in the Premises provided for in the Approved Plans (as defined in Paragraph 2 hereof). Subject to Tenant’s satisfaction of the conditions specified in this Work Letter, Tenant shall be entitled to a disbursement of Landlord’s Contribution as defined in Paragraph 8(b) below.

2.             Pre Construction Activities.

(a)           On or before Second Extension Commencement Date, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(i)            A construction schedule containing the major components of the Work, including the scheduled commencement date of construction of the Work and the estimated date of completion of construction.

(ii)           An itemized statement of estimated construction costs, including fees for permits and architectural and engineering fees.

(iii)          Evidence satisfactory to Landlord in all respects of Tenant’s ability to pay the cost of the Work as and when payments become due.

(iv)          The names and addresses of architects, contractors and material suppliers of all tiers to be engaged by Tenant for the Work (individually, a “Tenant Contractor,” and collectively, “Tenant’s Contractors”). Landlord has the right to approve or reasonably disapprove all or any one or more of Tenant’s Contractors. Landlord may, at its election, designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work.

(v)           Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and copies of policies or certificates have been delivered to Landlord.

(vi)          At Landlord’s election, payment and performance bonds issued by an insurance company with an A.M. Best rating of at least A ,X and qualified to conduct business in the State of Minnesota, for all of Tenant’s Contractors naming Landlord (or an agent, designee or representative appointed by Landlord’s written notice to Tenant given prior to Tenant’s procurement of paid bonds) as a dual obligee.

(vii)         The Plans (as hereinafter defined) for the Work, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 2(b) below.

Tenant will update such information and items by notice to Landlord of any changes.

(b)           As used herein the term “Approved Plans” shall mean the Plans (as hereinafter defined), as and when approved in writing by Landlord. As used herein, the term “Plans” shall mean the full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work), which Plans shall include “tie ins” to existing utility service at the Building, it being understood and agreed that Landlord shall not be obligated to provide additional utility capacity or tie ins at other than the location of such utility service in the Building. The Plans shall be subject to Landlord’s approval and the approval of all local governmental authorities requiring approval of the work and/or the Approved Plan. Landlord shall give its approval or reasonable disapproval (giving general reasons in case of disapproval) of the Plans within ten (10) working days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Plans because, in Landlord’s reasonable opinion: the Work as shown in the Plans is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; the Work as shown on the Plans might impair Landlord’s ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Work contains or uses hazardous or toxic materials or substances; the Work would adversely affect the appearance of the Building; the Work might adversely affect another tenant’s premises; the Work might, in Landlord’s sole opinion, adversely affect Landlord’s ability to re lease the Premises; or the Work is prohibited by any mortgage or trust deed encumbering the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within ten (10) business days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. The Plans shall also be revised, and the Work shall be changed, all at Tenant’s cost and expense, to incorporate any work required in the Premises by any local governmental field inspector. Landlord’s approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements, or (ii) an assurance that work done pursuant to the Approved Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant’s objectives and needs.

(c)           No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items shown in Paragraph 2(a) above, (ii) all necessary building permits and other consents and approvals have been applied for and obtained by Tenant, and (iii) Tenant has complied with Landlord’s requirements pursuant to Section 2(a)(iii) above.

(d)          It is understood and agreed that Landlord’s Contribution shall be used solely for improvements to the Premises and the Building, and will not be used for the purchase, installation, maintenance or repair of any personal property owned or to be owned by Tenant.

3.             Delays. In the event Tenant fails to deliver in sufficient and accurate detail the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Tenant, for any reason, fails to complete the Work on or before the Second Extension Commencement Date (as defined in the foregoing Amendment No. 2 to Lease), Tenant shall be responsible for Rent and all other obligations under the Lease from and after the Second Extension Commencement Date regardless of the degree of completion of the Work on such date, and no such delay in completion of the Work shall relieve Tenant of any of its obligations under the Lease.

4.             Supervisory Fees. Tenant shall pay Landlord a supervisory fee in the amount of $1,500.00 to defray Landlord’s administrative and overhead expense incurred to review the Plans and coordinate with Tenant’s on site project manager the staging and progress of the Work.

5.             Change Orders. All changes to the Approved Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work. All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth. All increases in the cost of the Work resulting from such change orders shall be borne by Tenant.

6.             Standards And Conditions of Tenant’s Performance. All work done in or upon the Premises by Tenant shall be done according to the standards stated in this Paragraph 6, except as the same may be modified in the Approved Plans approved by or on behalf of Landlord and Tenant.

(a)           Tenant’s Approved Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.

(b)        Tenant shall, at its own cost and expense, obtain all required building permits, occupancy permits and other consents and approvals which may be required by the City of Plymouth, the State of Minnesota, the United States of America or any other governmental entity or agency with jurisdiction. Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Term or the obligation to pay Rent or any other obligations under the Lease.

(c)         Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building, and Tenant shall take such steps as are necessary to ensure that there are no labor disputes or strikes during the course of the Work. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

(d)        After five (5) days prior notice to Tenant, except in the case of an emergency when no notice shall be required, Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work which pertains to patching of the Work and other work in the Building.

(e)         Tenant shall use only new, first class materials in the Work, except where explicitly shown in the Approved Plans. All Work shall be done in a good and workmanlike manner. Tenant shall obtain contractors’ warranties in favor of both Landlord and Tenant of at least one (1) year duration from the completion of the Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Work.

(f)         Tenant and Tenant’s Contractors shall make all efforts and take all steps appropriate to assure that all construction activities undertaken comport with the reasonable expectations of all tenants and other occupants of a fully occupied (or substantially fully occupied) first class building and do not unreasonably interfere with the operation of the Building or with other tenants and occupants of the Building. In any event, Tenant shall comply with all reasonable rules and regulations existing from time to time at the Building. Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise, odors, and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the Building so as to minimize the disbursement of dirt, debris and noise.

(g)        Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building. No such action by Landlord shall delay the commencement of the Lease or the obligation to pay Rent or any other obligations therein set forth.

(h)           Utility costs or charges for any service to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at Landlord’s standard rates then in effect. Tenant shall pay for all support services provided by Landlord’s contractors at Tenant’s request or at Landlord’s discretion resulting from breaches or defaults by Tenant under this Work Letter. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes.

(i)            Tenant shall permit access to the Premises, and the Work shall be subject to inspection by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Work is being constructed and installed, and following completion of the Work.

(j)            Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same on or before the Commencement Date. Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord (and Landlord’s title insurance company, if any) with such further documentation as may be necessary under Paragraph 8 below.

(k)           Tenant shall have no authority to deviate from the Approved Plans in performance of the Work, except as authorized by Landlord and its designated representative in writing. Tenant shall within thirty (30) days after completion of the Work furnish to Landlord “as built” drawings of the Work prepared by a certified architect.

(l)            Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

(m)          Tenant shall impose on and enforce all applicable terms of this Work Letter against Tenant’s architect and Tenant’s Contractors.

7.             Insurance and Indemnification.

(a)           In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability.

(i)            Worker’s Compensation and Employer’s Liability Insurance with limits of not less than such amounts as may be required from time to time by law.

(ii)           Commercial General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $2,000,000.00 (combined single limit). Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)          Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)          “All risk” builder’s risk insurance upon the entire Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils of fire and extended coverage and shall include “all risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Work stored off the site of the Building or in transit to said site are not covered under said “all risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work. Any loss insured under said “all risk” builder’s risk insurance shall be adjusted between Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties the parties listed on, or required by, the Lease, Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, officers, employees and agents, and such additional persons as Landlord may designate. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non renewal of coverage and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross liability and severability of interest clause.

(b)           Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed, or required by, the Lease to be named as additional insureds. Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, trustees, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, without limitation, mechanic’s liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements described above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

8.           Landlord’s Contribution: Excess Amounts.

(a)            Upon completion of the Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors’ and architects’ affidavits and statements, in such form as may be required by Landlord, Landlord’s title insurance company and Landlord’s construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is satisfactory to Landlord.

(b)            Upon completion of the Work and Tenant’s satisfaction of all requirements of this Work Letter, and provided that Tenant is not then in default under this Lease, Landlord shall make a dollar contribution in the amount of up to $450,000.00 (“Landlord’s Contribution”) for application to the extent thereof to the cost of the Work. It is understood and agreed that all Work, including any portion of the Work to be performed with the Increased Contribution shall be completed on or before May 31, 2008. In addition to the foregoing, Tenant understands and agrees that the Landlord’s Contribution shall be payable on a one-time only basis; that is, Tenant shall not have the right to perform Work as to which the Landlord’s Contribution is, for example, $250,000, and at a later time (even if before May 31, 2008), perform additional Work and receive any additional Landlord’s Contribution monies, even if, in the first performance of the Work, Tenant did not utilize all of Landlord’s Contribution.

If the cost of the Work exceeds Landlord’s Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of the Work is less than Landlord’s Contribution, Landlord shall be entitled to any payment or credit for such excess amount. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord’s Contribution any amounts due to Landlord or its architects or engineers pursuant to this Work Letter before disbursing any other portion of Landlord’s Contribution.

The parties agree that Tenant shall have the right, provided Tenant is not then in default under the Lease, at any time prior to the Second Extension Commencement Date, time being of the essence, to notify Landlord that it wishes Landlord to increase

Landlord’s Contribution by up to $100,000 (the “Increased Contribution”), in which case Landlord’s Contribution shall be increased by the amount requested by Tenant, and payment of which Increased Contribution shall be subject to all of the terms and conditions of this Work Letter. If Tenant requests the Increased Contribution, then base rent during the Second Extension Term shall be increased to reflect the Increased Contribution as set forth in Paragraph 3 of the foregoing Amendment No. 2 to Lease.

9.             On Site Project Manager. As a condition of Tenant’s right to commence and perform the Work, Tenant shall engage the services of an on site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the Work. Such on site manager shall be familiar with all rules and regulations and procedures of the Building and all personnel of the Building engaged directly or indirectly in the management, operation and construction of the Building. Such on site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the Work. The entire cost and expense of the on site project manager shall be borne and paid for by Tenant (subject to Tenant’s right to use all or any part of Landlord’s Contribution to reimburse Tenant for the same.)

10.           Miscellaneous.

(a)           Time is of the essence of this Work Letter.

(b)           If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option, may complete the Work pursuant to the Approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(c)           Notices under this Work Letter shall be given in the same manner as under the Lease.

(d)           The headings in this Work Letter are for convenience only.

(e)           This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.

(f)            All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

11.           Limitation of Landlord’s Liability. If Landlord is ever adjudged by any court to be liable to Tenant, Tenant specifically agrees to look solely to Landlord’s interest in the Phase for the recovery of any judgment from Landlord, it being agreed that none of Landlord, its directors, officers, shareholders, managing agents, employees or agents shall be personally liable for any such judgment. In no event shall Landlord ever be liable to Tenant, Tenant’s agents, servants or employees, or to any person or entity claiming by or through Tenant, for any consequential, indirect, special or similar types of damages.

12.           Lease Provisions. The terms and provisions of the Lease are hereby amended and supplemented. In the event of any conflict between the provisions of the Lease and the provisions of this Work Letter, the provisions of this Work Letter shall control. All amounts payable by Tenant to Landlord under this Work Letter shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease. The pursuit of any remedies by Tenant in connection with any breach by Landlord of its obligations under this Work Letter shall be subject to the provisions of Paragraph 11 hereof and subject to any other limitations stated in the Lease.